Exhibit (a)(1)(D)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

If you are in any doubt about what action to take, we recommend that you immediately consult your stockbroker, bank manager, lawyer, accountant or other professional or investment advisor.

This document should be read in conjunction with the offer to purchase dated September 11, 2008, and any amendments or supplements thereto, which collectively constitute the “U.S. Offer to Purchase.” The definitions used in the U.S. Offer to Purchase apply in this Letter of Transmittal. All terms and conditions contained in the U.S. Offer to Purchase applicable to ADSs are deemed to be incorporated in and form part of this Letter of Transmittal.

LETTER OF TRANSMITTAL

To transmit all outstanding American Depositary Shares (“ADSs”)
evidenced by American Depositary Receipts (“ADRs”),
each ADS representing one Class D Share
of

YPF Sociedad Anónima
at
U.S. $49.45 (forty-nine dollars and forty-five cents) per ADS (before any applicable deductions) pursuant to the U.S. Offer to Purchase dated September 11, 2008 to
Petersen Energía Inversora, S.A.,
Enrique Eskenazi,
Sebastián Eskenazi,
Matías Eskenazi Storey and
Ezequiel Eskenazi Storey

THIS U.S. OFFER CAN BE ACCEPTED BY HOLDERS OF AMERICAN DEPOSITARY SHARES TENDERING THROUGH THE BANK OF NEW YORK MELLON, AS U.S. RECEIVING AGENT, BY 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 20, 2008, UNLESS THE TENDER OFFER IS EXTENDED OR EARLIER TERMINATED.

The tender offer is subject to certain Conditions described in “THE U.S. OFFER — Section 15. Conditions of the U.S. Offer.”

ADS holders that wish to participate in the tender offer through the U.S. Receiving Agent must pay the fees and expenses described in “THE U.S. OFFER — Section 17. Fees and Expenses.”

THE U.S. RECEIVING AGENT FOR THE OFFER:
THE BANK OF NEW YORK MELLON

By Mail:	By Hand or Overnight or Courier:
BNY Mellon Shareowner Services Attn: Corporate Action Dept. P.O. Box 3301 South Hackensack, NJ 07606	BNY Mellon Shareowner Services Attn: Corporate Action Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery. Delivery of this Letter of Transmittal to YPF Sociedad Anónima (“YPF”) or to The Depository Trust Company (“DTC”), the book-entry transfer facility for ADSs of YPF, will not constitute valid delivery to the U.S. Receiving Agent. The instructions accompanying this Letter of Transmittal should be read carefully before the Letter of Transmittal is completed. You must sign this Letter of Transmittal in the appropriate space provided and complete IRS Form W-9, W-8BEN or other applicable form, as appropriate. See Instruction 12 of this Letter of Transmittal.

THIS LETTER OF TRANSMITTAL IS TO BE USED ONLY FOR TRANSMITTING ADSs. DO NOT USE THIS LETTER OF TRANSMITTAL FOR TENDERING SHARES HELD DIRECTLY.

The method of delivery of ADSs, the Letter of Transmittal and all other required documents is at the option and risk of the tendering ADS holder. ADSs will be deemed delivered only when actually received by the U.S. Receiving Agent. If delivery is by mail, registered mail (with return receipt requested) and proper insurance is recommended. Delivery should be effected as soon as possible but no later than the Expiration Time on the Expiration Date, unless the U.S. Offer is extended or earlier terminated.

For a holder of ADSs validly to tender ADSs pursuant to the U.S. Offer a properly completed and duly executed Letter of Transmittal (or a copy thereof), together with any required signature guarantees, or an Agent’s Message (as defined in Instruction 2 herein) in connection with a book-entry delivery of ADSs, and any other required documents, must be received by the U.S. Receiving Agent at one of its addresses set forth here above, and ADRs evidencing such ADSs must be received by the U.S. Receiving Agent at one of such addresses set forth here above or pursuant to the procedures for book-entry transfer set forth below (and a confirmation of receipt of such transfer received by the U.S. Receiving Agent) on or prior to the Expiration Time on the Expiration Date, unless the U.S. Offer is extended or earlier terminated.

A duly completed Letter of Transmittal accompanied by ADRs evidencing ADSs, or an Agent’s Message (as defined in Instruction 2 herein) accompanied by confirmation of a book-entry transfer of ADSs through DTC, and other required documents delivered to the U.S. Receiving Agent by a holder of ADSs will be deemed (without any further action by the U.S. Receiving Agent) to constitute acceptance by such holder of the tender offer with respect to the Shares represented by such ADSs, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and this Letter of Transmittal. The acceptance of the U.S. Offer by a tendering ADS holder pursuant to procedures described in “THE U.S. OFFER — Section 4. Procedure for Tendering in the U.S. Offer -— Holders of ADSs” in the U.S. Offer to Purchase, will constitute a binding agreement between such tendering ADS holder and the Bidders upon the terms of the U.S. Offer. If an ADS has been tendered by an ADS holder, the Shares represented by such ADS may not be tendered by such ADS holder. ADSs held through the Book-Entry Transfer Facility (as hereinafter defined) must be tendered by means of delivery of the Letter of Transmittal by Agent’s Message (as defined in Instruction 2 herein) and of the ADSs pursuant to the procedures for book-entry transfer to an account opened and maintained for such purpose by the U.S. Receiving Agent within DTC (the “Book-Entry Transfer Facility”).

As an alternative to tendering the Shares underlying its ADSs through the U.S. Receiving Agent, an ADS holder may also surrender its ADSs to The Bank of New York Mellon, as ADS depositary, withdraw the Shares underlying the ADSs from the ADS program and participate directly in the Argentine Offer or the U.S. Offer as a holder of Shares as described in “THE U.S. OFFER — Section 3. Procedure for Tendering in the U.S. Offer — Holders of Shares” in the U.S. Offer to Purchase. ADS holders electing to participate directly in the Offers as holders of Shares should allow sufficient time to take all necessary steps and make all required arrangements described in “THE U.S. OFFER — Section 3. Procedure for Tendering in the U.S. Offer — Holders of Shares” in the U.S. Offer to Purchase.

In the event of an inconsistency between the terms and procedures set forth in this Letter of Transmittal and the U.S. Offer to Purchase, the terms and procedures set forth in the U.S. Offer to Purchase shall govern. Please contact BNY Mellon Shareowner Services, the U.S. Information Agent for the tender offer, in the United States at 1-877-289-0143 (Toll-Free), from outside the United States at 1-201-680-5235, and banks and brokers at 1-201-680-5235.

BOX 1: DESCRIPTION OF ADSs REPRESENTING SHARES TO BE TENDERED
ADSs to be tendered
(attach additional list if necessary)(1)
Total Number
Name(s) and address(es) of registered holder(s)	ADR	of ADSs	Number of
(Please fill in, if blank, exactly as	Serial	Evidenced by	ADSs to be
name(s) appear(s) on ADRs)	Number(s)	ADRs	Tendered

Total ADSs

(1) Unless otherwise indicated, it will be assumed that all ADSs delivered to the U.S. Receiving Agent are being tendered. See Instruction 4. You must complete Box 4 in accordance with the instructions set out therein and, if appropriate, Boxes 2 and 3.

☐	CHECK HERE IF ANY ADRs EVIDENCING ADSs THAT YOU OWN HAVE BEEN LOST, DESTROYED, MUTILATED OR STOLEN (SEE INSTRUCTION 11). IF ANY ADRs HAVE BEEN LOST, DESTROYED, MUTILATED OR STOLEN, PLEASE FILL OUT THE REMAINDER OF THIS LETTER OF TRANSMITTAL AND INDICATE HERE THE NUMBER OF ADSs REPRESENTED BY THE LOST, DESTROYED, MUTILATED OR STOLEN ADRs

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

To: The Bank of New York Mellon, as U.S. Receiving Agent:

The undersigned hereby instructs the U.S. Receiving Agent to tender the above-described ADSs in the U.S. Offer, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and this Letter of Transmittal. The undersigned hereby acknowledges that delivery of this Letter of Transmittal, the ADRs and any other required documents delivered to the U.S. Receiving Agent in connection herewith will be deemed (without any further action by the U.S. Receiving Agent) to constitute acceptance of the U.S. Offer by the undersigned with respect to the Shares represented by the above-described ADSs, subject to withdrawal rights described in “THE U.S. OFFER — Section 5. Withdrawal Rights” in the U.S. Offer to Purchase and the terms and conditions set forth in this Letter of Transmittal. See Instruction 13 of this Letter of Transmittal.

The undersigned understands that acceptance of the U.S. Offer by the undersigned pursuant to the procedures described herein and in the instructions hereto will constitute a binding agreement between the undersigned and the Bidders upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase.

The undersigned hereby delivers to the U.S. Receiving Agent the ADRs evidencing the above-described ADSs for tender of the Shares represented by such ADSs, in accordance with the terms and conditions set forth in the U.S. Offer to Purchase and this Letter of Transmittal.

Upon the terms and conditions set forth in the U.S. Offer to Purchase (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extensions or amendments) and to the extent permitted under applicable law, subject to and effective upon the acceptance for purchase of the Shares represented by ADSs validly tendered herewith in accordance with the terms and conditions set forth in the U.S. Offer to Purchase, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Bidders all right, title and interest in and to all the Shares represented by ADSs being tendered hereby. In addition, the undersigned irrevocably constitutes and appoints the U.S. Receiving Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the ADSs and the Shares represented by such ADSs, with full power of substitution (such power of attorney being deemed an irrevocable power coupled with an interest), to (a) cancel the ADSs representing the Shares purchased in the tender offer and deliver the Shares represented by such ADSs or transfer the ownership of such Shares with all accompanying evidences of transfer and authenticity to, or upon the order of, the Bidders, and (b) receive all benefits and otherwise exercise all rights of beneficial ownership of the Shares represented by such ADSs, all in accordance with the terms set forth in the U.S. Offer to Purchase.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares underlying the ADSs evidenced by ADRs tendered hereby and that when the Shares underlying the ADSs are purchased by the Bidders, the Bidders will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, together with all rights now or hereafter attaching to them, including voting rights and rights to all dividends, other distributions and payments hereafter declared, made or paid, and the Shares will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the U.S. Receiving Agent or the Bidders to be necessary or desirable to complete the sale, assignment and transfer of the Shares represented by ADSs tendered hereby.

The undersigned agrees to ratify each and every act or action that may be done or effected by any director of, or other person nominated by, the Bidders or their respective agents, as the case may be, in the exercise of any of his or her powers and/or authorities hereunder. The undersigned undertakes, represents and warrants that if any provision of this Letter of Transmittal shall be unenforceable or invalid or shall not operate so as to afford the Bidders or the U.S. Receiving Agent or their respective agents the benefit of the authority expressed to be given in this Letter of Transmittal, the undersigned shall, with all practicable speed, do all such acts and actions and execute all such documents as may be required to enable the Bidders or the U.S. Receiving Agent to secure the full benefits of this Letter of Transmittal.

All authority herein conferred or agreed to be conferred and all undertakings, representations and warranties given pursuant to this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender is irrevocable, subject to the withdrawal rights described in “THE U.S. OFFER — Section 5. Withdrawal Rights” in the U.S. Offer to Purchase.

Unless otherwise indicated herein in Box 2: “Special Issuance Instructions” or Box 3: “Special Delivery Instructions,” the undersigned hereby instructs the U.S. Receiving Agent to:

(i) make the transfer of the Offer Price for the Shares represented by ADSs purchased in the U.S. Offer, and/or

(ii) cause to be issued any ADRs evidencing ADSs which represent Shares not tendered or purchased in the U.S. Offer, in the name(s) of the registered holder(s) appearing herein in Box 1: “Description of ADSs Representing Shares To Be Tendered.”

In the event that Box 2: “Special Issuance Instructions” is completed, the undersigned hereby instructs the U.S. Receiving Agent to:

(i) make the transfer of the Offer Price for the Shares represented by ADSs purchased in the U.S. Offer, and/or

(ii) cause to be issued any ADRs evidencing ADSs which represent Shares not tendered or purchased in the U.S. Offer,

in each case, in the name(s) of the person or persons so indicated.

In the event that Box 3: “Special Delivery Instructions” is completed, the undersigned hereby instructs the U.S. Receiving Agent to:

(i) make the transfer of the Offer Price for the Offer Price for the Shares represented by ADSs purchased in the U.S. Offer, and/or

(ii) return, or cause to be returned, any ADRs evidencing any ADSs which represent Shares not tendered or purchased in the U.S. Offer (and accompanying documents, as appropriate),

in each case, to the address(es) of the person or persons so indicated.

In the case of a book-entry delivery of ADSs, the undersigned hereby instructs the U.S. Receiving Agent to credit the undersigned’s account maintained at DTC with (i) the Offer Price for the Shares represented by ADSs purchased in the U.S. Offer, and (ii) ADSs representing any Shares not tendered or purchased in the U.S. Offer. The undersigned recognizes that the U.S. Receiving Agent will not transfer any ADSs from the name of the registered holder thereof if the Bidders do not purchase any of the Shares represented by ADSs so tendered.

The terms and conditions contained in the U.S. Offer to Purchase, as from time to time supplemented or amended, shall be deemed to be incorporated in, and form part of, this Letter of Transmittal, which shall be read and construed accordingly. This Letter of Transmittal shall not be considered complete and valid, and delivery of the consideration pursuant to the U.S. Offer to Purchase shall not be made, until the ADSs representing the Shares being tendered and all other required documentation have been received by the U.S. Receiving Agent as provided in the U.S. Offer to Purchase and this Letter of Transmittal.

BOX 2: SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)

     To be completed ONLY if ADRs evidencing ADSs representing Shares not tendered or not purchased in the U.S. Offer and/or the transfer of the Offer Price of the Shares represented by ADSs purchased in the U.S. Offer are to be issued in the name of and made to someone other than the undersigned or if ADSs representing Shares tendered by book-entry transfer that are not purchased in the U.S. Offer are to be returned by credit to an account maintained at DTC other than that designated above.

☐ Issue ADR and/or  ☐ make transfer to:

Name:	(Please Print)

Address:	(Include Zip Code)

(Tax Identification or Social Security No.)

(Please also complete IRS Form W-9, Form W-8BEN, or other applicable form, as appropriate)

☐	Credit ADSs representing Shares tendered by book-entry transfer that are not purchased in the U.S. Offer to the account set forth below: (DTC Account Number)

BOX 3: SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)

     To be completed ONLY if ADRs evidencing ADSs representing Shares not tendered or not purchased in the U.S. Offer and/or the transfer of the Offer Price of the Shares represented by ADSs purchased in the U.S. Offer are to be sent to and/or made to someone other than the undersigned or to the undersigned at an address other than that shown above.

☐ Issue ADR and/or  ☐ make transfer to:

Name:	(Please Print)

Address:	(Include Zip Code)

(Tax Identification or Social Security No.)

(Please also complete the attached Form W-9 or Form W-8BEN, or other applicable form, as appropriate)

BOX 4: SIGN HERE

(Please also complete Form W-9 or Form W-8BEN, or other applicable form, as appropriate)

(Signature(s) of All Holder(s))

Dated:  , 2008

(Must be signed by registered holder(s) exactly as name(s) appear(s) on ADRs. If signed by person(s) to which the ADSs represented hereby have been assigned or transferred as evidenced by endorsement or stock powers transmitted herewith, the signatures must be guaranteed. If signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney, agent or any other person acting in a fiduciary or representative capacity, please provide the following information. See Instructions 1 and 5.)

Name(s):

(Please Print)

Name of Entity:

Capacity (full title):

Address:
(Include Zip Code)

Telephone Number (including area code):

Taxpayer Identification or Social Security No.:
GUARANTEE OF SIGNATURE(S)
(If required, see Instructions 1, 2, 5 and 13)

Authorized Signature

Name (Please Print)

Name of Financial Institution

Address

Zip Code

Telephone Number (including area code)

Dated:  , 2008

INSTRUCTIONS

Forming Part of the Terms and Conditions of the U.S. Offer

1. Guarantee of Signatures.  Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (which include most commercial banks, savings and loan associations and brokerage houses) that is a participant in good standing in the Securities Transfer Agents Medallion Program (“STAMP”), the New York Stock Exchange Medallion Signature Program (“MSP”), or the Stock Exchanges Medallion Program (“SEMP”) or any other “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each of the foregoing, an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered holder(s) of the ADSs representing Shares tendered herewith and such holder(s) have not completed either Box 2: “Special Issuance Instructions” or Box 3: “Special Delivery Instructions” herein, or (b) if the Shares underlying such ADSs are tendered for the account of an Eligible Institution. See Instruction 5.

2. Delivery of Letter of Transmittal and ADSs.  This Letter of Transmittal is to be completed by ADS holders if ADRs are to be forwarded herewith. An Agent’s Message must be utilized if delivery of ADSs is to be made by book-entry transfer to an account maintained by the U.S. Receiving Agent at DTC pursuant to the procedures for book-entry transfer. ADRs evidencing ADSs or confirmation of any book-entry transfer into the U.S. Receiving Agent’s account at DTC of ADSs delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or an originally signed facsimile thereof) with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message and any other documents required by this Letter of Transmittal, must be delivered to the U.S. Receiving Agent at one of its addresses set forth herein prior to the Expiration Time on the Expiration Date, unless the U.S. Offer is extended or earlier terminated. If ADRs are forwarded to the U.S. Receiving Agent in multiple deliveries, a properly completed and duly executed Letter of Transmittal (or an originally signed facsimile thereof) must accompany each such delivery.

The term “Agent’s Message” means a message transmitted by means of DTC to, and received by, the U.S. Receiving Agent and forming a part of a book-entry confirmation which states that DTC has received an express acknowledgment from the DTC participant tendering Shares underlying ADSs that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Bidders may enforce such agreement against the participant.

The method of delivery of ADRs and all other required documents is at the sole option and risk of the tendering holders of ADSs. ADRs will be deemed delivered only when actually received by the U.S. Receiving Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted, and no number of underlying Shares that would represent a fractional ADS will be purchased. By executing this Letter of Transmittal, all tendering ADS holders waive any right to receive any notice of the purchase of Shares underlying their ADSs by the Bidders.

3. Inadequate Space.  If the space provided herein is inadequate, the serial numbers of the ADRs, the total number of ADSs evidenced by such ADRs, the number of ADSs representing the Shares tendered and any other required information should be listed on a separate signed schedule attached hereto.

4. Partial Tenders.  If fewer than all of the ADSs evidenced by ADRs delivered to the U.S. Receiving Agent are to be tendered, fill in the number of ADSs to be tendered in Box 1: “Number of ADSs To Be Tendered.” In such case, new ADRs evidencing the remainder of the ADSs will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in Box 3: “Special Delivery Instructions” on this Letter of Transmittal, as soon as practicable after the date on which such ADSs are purchased in the U.S. Offer. All the ADSs delivered to the U.S. Receiving Agent will be deemed to have been tendered unless otherwise indicated.

5. Signatures on Letter of Transmittal, Stock Powers and Endorsements.  If this Letter of Transmittal is signed by the registered holder(s) of the ADSs representing Shares tendered hereby, the signature(s) must correspond to the name(s) as written on the face of the ADRs evidencing those ADSs without any alteration or change whatsoever. DO NOT SIGN THE BACK OF THE ADRs.

If any of the ADSs tendered hereby is owned of record by two or more joint holders, all such holders must sign this Letter of Transmittal. If any of the ADSs tendered in the tender offer is registered in different names on several ADRs, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of ADRs.

If this Letter of Transmittal or any ADRs or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Bidders of their authority to act must be submitted.

If this Letter of Transmittal is signed by the registered holder(s) of the ADSs listed and transmitted hereby, no endorsements of ADRs or separate stock powers are required.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the ADSs tendered hereby, the ADRs evidencing the ADSs must be endorsed or accompanied by appropriate stock powers signed exactly as the name(s) of the registered holder(s) appear(s) on such ADRs. Signatures on such ADRs or stock powers must be guaranteed by an Eligible Institution.

6. Stock Transfer Taxes.  The registered holder(s) of the ADSs listed and transmitted hereby must pay any stock transfer taxes (a) with respect to the transfer of ADSs and the sale of the Shares underlying such ADSs to the Bidders or the holder’s sell order pursuant to the U.S. Offer to Purchase and (b) if ADSs not tendered or purchased in the tender offer are to be registered in the name of any person(s) other than the registered holder(s), with respect to the transfer to such person(s). Any such stock transfer taxes (whether imposed on the registered holder(s) or any other person(s)) will be deducted from the Offer Price, unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted. Except as otherwise provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the ADSs listed and transmitted hereby.

7. Special Issuance and Delivery Instructions.  If the payment for ADSs purchased in the tender offer and/or ADRs evidencing ADSs not tendered or purchased in the tender offer is or are to be issued in the name of a person other than the signatory of this Letter of Transmittal or if such payment is to be sent and/or such ADRs are to be returned to a person other than the signatory of this Letter of Transmittal or to an address other than that indicated in Box 1: “Description of ADSs To Be Tendered,” the appropriate Special Delivery Instructions (Box 3) and/or Special Issuance Instructions (Box 2) on this Letter of Transmittal should be completed.

8. Waiver of Conditions.  The Bidders, in accordance with the terms set forth in the U.S. Offer to Purchase, have reserved the right to waive all or any of the Conditions to the tender offer described in “THE U.S. OFFER — Section 15. Certain Conditions to the U.S. Offer” in the U.S. Offer to Purchase, in whole or in part, on or before the Expiration Time on the Expiration Date or the New Expiration Date, as applicable, to the extent permitted by law.

9. Requests for Assistance or Additional Copies.  Holders of ADSs may use this Letter of Transmittal to tender their ADSs. Holders of Shares may not tender their Shares using this Letter of Transmittal, except insofar as such Shares are represented by ADSs. Questions and requests for assistance or additional copies of the U.S. Offer to Purchase or this Letter of Transmittal may be directed to the U.S. Information Agent at the addresses and telephone numbers set forth on the back cover of this Letter of Transmittal.

10. Holders of Shares.  This Letter of Transmittal cannot be used to tender Shares, except insofar as Shares are represented by ADSs. If you hold Shares that are not represented by ADSs and you are a U.S. Person, you can only tender such Shares in the U.S. Offer by following the instructions in “THE U.S. OFFER — Section 3. Procedure for Tendering in the U.S. Offer — Holders of Shares” in the U.S. Offer to Purchase. Please refer to the U.S. Offer to Purchase for more information and contact the U.S. Information Agent with any questions.

11. Lost, Destroyed or Stolen ADRs.  If any ADRs evidencing ADSs have been lost, destroyed, mutilated or stolen, the holder should complete and sign this Letter of Transmittal and return it to the U.S. Receiving Agent indicating the number of ADRs that have been lost, destroyed, mutilated or stolen in Box 1: “Description of ADSs To Be Tendered”, or call the U.S. Information Agent in the United States at 1-877-289-0143 (Toll-Free), from outside the United States at 1-201-680-5235, and banks and brokers at 1-201-680-5235, for further instructions as to the steps that must be taken in order to replace the ADRs. This Letter of Transmittal and related documents cannot be processed, and the Shares underlying the ADSs evidenced by such ADRs cannot be tendered, until the procedures for replacing lost or destroyed ADRs have been complied with. There will be no guaranteed delivery process available to tender ADSs.

12. Backup Withholding.  Under U.S. federal income tax law, a holder that tenders ADSs in the tender offer is required to provide the U.S. Receiving Agent either (a) a properly completed Internal Revenue Service (“IRS”) Form W-9, with its correct taxpayer identification number (“TIN”), if the holder is a U.S. person, or (b) if the holder is not a U.S. person, a properly completed IRS Form W-8BEN or a properly completed Form W-8IMY, or other applicable form, as appropriate, available from the IRS at http://www.irs.gov. Instructions for completing these IRS forms are available from the IRS at http://www.irs.gov.

Under U.S. federal income tax law, payment of cash by the U.S. Receiving Agent may be subject to U.S. backup withholding tax at a rate of 28% unless the holder establishes entitlement to an exemption. If backup withholding applies, the U.S. Receiving Agent is required to withhold 28% of any payments to be made to the holder. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of such tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the IRS. The U.S. Receiving Agent cannot refund amounts withheld by reason of backup withholding.

In order to avoid such backup withholding, each holder delivering ADSs to the U.S. Receiving Agent should (a) provide its TIN and certify, under penalties of perjury, that the TIN so provided is correct and that (i) the holder has not been notified by the IRS that the holder is subject to backup withholding as a result of failure to report all interest or dividends, or (ii) the IRS has notified the holder that the holder is no longer subject to backup withholding; or (b) provide an adequate basis for an exemption. In general, if a U.S. holder is an individual, the TIN is his or her social security number. If the U.S. Receiving Agent is not provided with the correct TIN, such holder may be subject to a $50 penalty imposed by the IRS and payments that are made to such holder with respect to ADSs representing Shares tendered and accepted for purchase in the tender offer may be subject to backup withholding. A holder that makes a false statement with no reasonable basis that results in no backup withholding is subject to a $500 penalty. Willfully falsifying certifications or affirmations may subject the holder to criminal penalties, including fines and/or imprisonment.

13. Withdrawal Rights.  Tenders of ADSs made pursuant to the U.S. Offer may be withdrawn at any time on or prior to the Expiration Time on the Expiration Date or the New Expiration Date, as applicable or, thereafter, until such time as the Bidders announce that the Required Regulatory Approval has been obtained and that they will pay the Offer Price. Any tender of Securities will be irrevocable after that time. See “THE U.S. OFFER — Section 5. Withdrawal Rights” in the U.S. Offer to Purchase.

To be effective, a written or facsimile transmission notice of withdrawal must be timely received by the U.S. Receiving Agent at its address set forth on the back cover of the U.S. Offer to Purchase and must specify the name of the person who tendered ADSs to be withdrawn and the number of ADSs to be withdrawn and the name of the registered holder of ADSs, if different from that of the person who tendered such ADSs. If the ADSs to be withdrawn have been delivered to the U.S. Receiving Agent, a signed notice of withdrawal with (except in the case of ADSs tendered by an Eligible Institution) signatures guaranteed by an Eligible Institution must be submitted prior to the release of such ADSs. In addition, such notice must specify, in the case of ADSs tendered by delivery of certificates, the name of the registered holder (if different from that of the tendering holder) and the serial numbers shown on the particular certificates evidencing the ADSs to be withdrawn or, in the case ADSs tendered by book-entry transfer, the name and number of the account at one of the Book-Entry Transfer Facilities to be credited with the withdrawn ADSs. Withdrawals may not be rescinded (without the written consent of the Bidders), and ADSs withdrawn will thereafter be deemed not validly tendered for purposes of the U.S. Offer. However, withdrawn ADSs may be re-tendered by again following one of the procedures described in Section 4 of the U.S. Offer to Purchase, at any time prior to the Expiration Time on the Expiration Date or the New Expiration Date, as applicable.

All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Bidders, in their sole discretion, subject to applicable law, which determination shall be final and binding. None of the Bidders, the U.S. Receiving Agent, the U.S. Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification.

Important:  This Letter of Transmittal, together with the ADRs, or an Agent’s Message (as defined in Instruction 2 herein), together with confirmation of book-entry transfer of ADSs through DTC, and all other required documents, must be received by the U.S. Receiving Agent on or prior to the Expiration Time Expiration Date, unless the tender offer is extended.

The U.S. Information Agent for the U.S. Offer is:

BNY Mellon Shareowner Services

480 Washington Blvd.,

Jersey City, NJ 07310

In the United States: Call 1-877-289-0143 (Toll-Free)

Outside the United States: Call 1-201-680-5235

Banks and Brokers: 1-201-680-5235